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                          AGREEMENT AND PLAN OF MERGER


                                       BY

                                    AND AMONG


                              MEDICA SYSTEMS, INC.,

                    THE STOCKHOLDERS OF MEDICA SYSTEMS, INC.


                                       AND


                            AMERICAN NET CLAIMS, INC.

                                       AND

                               ANC HOLDINGS, INC.,
                          a wholly owned subsidiary of
                            AMERICAN NET CLAIMS, INC.

                                  June 2, 1997
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                                Table of Contents

                                                                            Page

1.    Definitions .........................................................  1

2.    Basic Transaction ...................................................  4

3.    Representations and Warranties of the Target and the Stockholders ...  5

4.    Representations and Warranties of the Parent and Sub ................ 16

5.    Covenants ........................................................... 17

6.    Conditions to Obligation to Close ................................... 19

7.    Indemnity Agreements ................................................ 21

8.    Miscellaneous ....................................................... 24
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                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (the "Agreement") is entered into as hereinafter described, 1997, by and among American Net Claims, Inc., a Texas corporation (the "Parent"), ANC Holdings, Inc., a wholly owned subsidiary of American Net Claims, Inc, a Texas Corporation (the "Sub"), Medica Systems, Inc., a Texas corporation (the "Target"), Randall S. Lindner, individually, Michelle
C. Lindner, individually, and K. Scott Spurlock, individually (the "Stockholders", or individually, a "Stockholder"). The Parent, the Sub, the Target and the Stockholders are referred to collectively herein as the "Parties."

      This Agreement contemplates a tax-free merger of the Target with and into the Sub in a reorganization pursuant to Code ss. 368(a)(2)(D). The Stockholders will receive capital stock in the Parent in exchange for their capital stock in the Target. The Parties expect that the Merger will further certain of their business objectives, including, without limitation, the elimination of the relationship of the Parent and the Target as licensor and licensee, vendor and vendee, etc., the creation of a synergistic relationship whereby the Target will have greater access to the markets tapped by the Parent for its products and services, the Parent, through the Sub will have the ownership interest in certain medical claims software which it has heretofore had to license and the combination of resources which, without the Merger would require the Parent, the Sub and/or the Target to purchase certain goods and services at a considerable premium.

      Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.    Definitions.

      a. "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      b. "Cash Payment" has the meaning set forth in Article 2(b) below.

      c "Certificate of Merger" has the meaning set forth in Article 2(g) below.

      d. "Closing" has the meaning set forth in Article 2(f) below.

      e. "Closing Date" has the meaning set forth in Article 2(f) below.

      f. "Code" means the Internal Revenue Code of 1986, as amended.


AGREEMENT AND PLAN OF MERGER                                              PAGE 1
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      g. "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries, if any, that is not already generally available to the public.

      h. "Contingent Cash Payments" has the meaning set forth in Article 2(c) below.

      i. "Contingent Note(s)" has the meaning set forth in Article 2(d) below.

      j. "Conversion Ratio" has the meaning set forth in Article 2(f)(v) below.

      k. "Disclosure Schedule" has the meaning set forth in Article 3 below.

      l. "Dissenting Share" means any Target Share which any stockholder who or which has exercised his or its appraisal rights under the Texas Business Corporation Act holds of record.

      m. "Effective Time" has the meaning set forth in Article 2(d)(i) below.

      n. "Environmental, Health and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

      o. "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      p. "IPO" means the first sale of any securities issued by the Parent pursuant to a registration statement filed with the SEC or any state agency. For purposes of Article 2(c) and (d) of this Agreement pertaining to the Contingent Cash Payments and the Contingent Notes, an IPO shall be deemed to have occurred at the time that any registration statement filed by the Parent with the SEC is declared effective or the Parent issues any of its securities in violation of the requirements of the Securities Act or the securities laws of any state. The parties anticipate that an IPO will occur pursuant to the letter of intent dated January 27, 1997, (the "Letter of Intent") whereby National Securities Corporation has agreed to act as the Managing Underwriter for the initial public offering of the Parent's common capital stock pursuant to the terms and subject to the conditions contained therein, a copy of which letter of intent the Target and the Stockholders acknowledge as having been received by them.

      q. "IRS" means the Internal Revenue Service.


AGREEMENT AND PLAN OF MERGER                                              PAGE 2
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      r. "Knowledge" means actual knowledge after reasonable investigation.

      s. "Merger" has the meaning set forth in Article 2(a) below.

      t. "Most Recent Fiscal Quarter End" has the meaning set forth in Article 3(f) below.

      u. "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

      v. "Parent" has the meaning set forth in the preface above.

      w. "Parent Share(s)" means any share of the Common Stock, no par value per share, of the Parent.

      x. "Party" has the meaning set forth in the preface above.

      y. "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      z. "Requisite Sub Stockholder Approval" means the affirmative vote of the holders of two thirds of the Parent Shares in favor of this Agreement and the Merger.

      aa. "Requisite Stockholder Approval" means the affirmative vote of the holders of two thirds of the Target Shares in favor of this Agreement and the Merger.

      bb. "SEC" means the Securities and Exchange Commission.

      cc. "Securities Act" means the Securities Act of 1933, as amended.

      dd. "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      ee. Security Interest means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, and for which the taxpayer has set up the appropriate reserve.

      ff. "Stockholder" means any Person who or which holds any Target Shares.

      gg. "Sub" has the meaning set forth in the preface above.


AGREEMENT AND PLAN OF MERGER                                            PAGE 3
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      hh. "Subsidiary" means any corporation with respect to which a specified
Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      ii. "Surviving Corporation" has the meaning set forth in Article 2(a) below.

      jj. "Target" has the meaning set forth in the preface above.

      kk. "Target Share" means any share of the Common Stock, no par value per share, of the Target.

      ll. "Texas Business Corporation Act" means the general corporation law of the State of Texas, as amended.

2.    Basic Transaction.

      a. The Merger. On and subject to the terms and conditions of this Agreement, the Target will merge with and into the Sub (the "Merger") at the Effective Time. The Sub shall be the corporation surviving the Merger (the "Surviving Corporation").

      b. The Cash Payment. In addition to the exchange of Parent Shares for the Target Shares as described below and the other consideration as provided for in this Article 2., the Stockholders shall be paid a Cash Payment of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) on the Closing Date, paid as follows:

            i.    To Randall S. Lindner - $69,860.00;

            ii.   To Michelle C. Lindner - $2,740.00; and

            iii.  To K. Scott Spurlock - $27,400.00.

      c. The Contingent Cash Payments. In addition to the exchange of Parent Shares for the Target Shares as described below and the other consideration as provided for in this Article 2., the Stockholders shall be paid Contingent Cash Payments of ONE HUNDRED TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($125,000.00) on or before SIXTY (60) days after the first IP0 of the Parent. Notwithstanding the foregoing, in the event that an IP0 has not occurred within FIVE (5) years of the Effective Time, the Target and the Stockholders understand and agree that the Stockholders will have no right or claim to, and will not be entitled to receive the $1 25,000.00 Contingent Cash Payments. If and when the Contingent Cash Payments are to be made, they will be paid as follows:


AGREEMENT AND PLAN OF MERGER                                            PAGE 4
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            i.    To Randall S. Lindner - $87,325.00;

            ii.   To Michelle C. Lindner - $3,425.00; and

            iii.  To K. Scott Spurlock - $34,250.00.

      d. The Contingent Notes. In addition to the exchange of Parent Shares for the Target Shares as described below and the other consideration as provided for in this Article 2., on the Closing Date, the Stockholders shall receive Contingent Notes in the collective principal sum of TWO HUNDRED TWENTY-FIVE THOUSAND AND NO/l00 DOLLARS ($225,000.00) in the form attached hereto as Exhibits "A", "Al" and "A2". Notwithstanding the foregoing, the parties understand and agree that in the event that an IPO does not occur within FIVE
(5) years of the Effective Time, the Target and the Stockholders understand and agree that the Contingent Notes will be of no value, void and of no force and effect.

      e. Payments With Respect to Accounts Receivable. In addition to the Parent Shares for the Target Shares as described below and the other consideration as provided for in this Article 2., the Stockholders shall be paid FIFTY PERCENT (50%) of all amounts, if any, collected relating to the accounts receivable of the Target existing on the Closing Date. The Stockholders shall be afforded the right to inspect the accounts receivable records of the Sub for a period of EIGHTEEN (18) months after the Closing Date to monitor the amounts, if any, collected relating to the accounts receivable of the Target existing on the Closing Date. The Parent and Sub shall use good faith efforts in attempting to collect all such receivables and will not release, cancel, or in any way modify any such receivable or portion thereof, unless there is a valid complaint by the customer to which the receivable related. The amounts, if any, collected relating to the accounts receivable of the Target shall be paid to the Stockholders within thirty (30) days of the collection of those accounts receivable and shall be paid to the Stockholders in the following proportions:

            i.    To Randall S. Lindner -69.86%;

            ii.   To Michelle C. Lindner - 2.74%; and

            iii.  To K. Scott Spurlock - 27.4%.

      f. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of McKinley Ringer Zeiger, PC., 10440 North Central Expressway, Suite 1400, Dallas, Texas 75231, commencing at 9:00 a.m. local time on the fifth business day following the satisfaction of, or waiver of, all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided however, that the Closing Date shall be no later than May 30, 1997.


AGREEMENT AND PLAN OF MERGER                                             PAGE 5
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      g. Actions at the Closing. At the Closing, (i) the Target will deliver to the Sub the various certificates, instruments, and documents referred to in
Article 6(a) below, (ii) the Parent and/or the Sub will deliver to the Target the various certificates, instruments, and documents referred to in Article 6(b) below and (iii) the Parent, Sub and the Target will cause to be filed with the Secretary of State of the State of Texas a Certificate of Merger in the form attached hereto as Exhibit "B" (the "Certificate of Merger").

      h. Effect of Merger.

            i. General. The Merger shall become effective at the time (the "Effective Time") the Parent, Sub and the Target file the Certificate of Merger with the Secretary of State of the State of Texas. The Merger shall have the effect set forth in the Texas Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Parent, Sub and/or the Target in order to carry out and effectuate the transactions contemplated by this Agreement.

            ii. Certificate of Incorporation, Bylaws, Directors and Officers. The Certificate of Incorporation and the Bylaws of the Sub in effect as of the Effective Time will remain the Certificate of Incorporation and the Bylaws of the Surviving Corporation without any modification or amendment by reason of the Merger. The Directors and the Officers of the Sub shall retain their respective positions and terms of office without any modification by reason of the Merger.

            iii. Conversion of Target Shares. At and as of the Effective Time, each Target Share shall be converted into 410.9589041 Parent Shares (the ratio of 410.9589041 Parent Shares to one Target Share is referred to herein as the "Conversion Ratio"). No Target Share shall be deemed to be outstanding or to have any rights other than those 730 presently issued and outstanding in the hands of the Stockholders.

            iv. Parent Shares. Each Parent Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

      i. Transfer of the Parent Shares. Immediately after the Effective Time,
(A) the Parent will furnish to each of the Stockholders, a stock certificate representing that number of Parent Shares equal to the product of (I) the Conversion Ratio times (II) the number of outstanding Target Shares owned by each Stockholder and (B) Each Stockholder will surrender his/her Target Shares to the Parent for cancellation.

      j. Closing of Transfer Records. Upon the signing of this Agreement and pending the Effective Time, transfers of Target Shares shall not be made on the stock transfer books of the Target.


AGREEMENT AND PLAN OF MERGER                                            PAGE 6
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3. Representations and Warranties of the Target and the Stockholders. Each of
the Target and the Stockholders, jointly and severally, represents and warrants to the Parent and the Sub that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 3.

      a. Organization of the Target. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Target has no Subsidiaries.

      b. Authorization of Transaction. Each of the Target and the Stockholders has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Target and the Stockholders have duly authorized the execution, delivery, and performance of this Agreement by the Target. This Agreement constitutes the valid and legally binding obligation of the Target and the Stockholders, enforceable in accordance with its terms and conditions.

      c. Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and/or the Stockholders is subject or any provision of the charter or bylaws of any of the Target or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Target and/or the Stockholders is a party or by which it or they is/are bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target or on the ability of the Parties to consummate the transactions contemplated by this Agreement. None of the Stockholders or the Target needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target or on the ability of the Parties to consummate the transactions contemplated by this Agreement.


AGREEMENT AND PLAN OF MERGER                                            PAGE 7
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      d. Brokers' Fees. The Target and the Stockholders each has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Parent or the Sub could become liable or obligated.

      e. Title to Assets. The Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business. Without limiting the generality of the foregoing, the Target has good and marketable title to all of the assets used by it, free and clear of any Security Interest or restriction on transfer.

      f. Subsidiaries. The Target has no Subsidiary.

      g. Liabilities. The total liabilities of the Target at Closing will not exceed $100,000. No representation or warranty is made as to the components of such liabilities.

      h. Events Subsequent to Most Recent Fiscal Year End. Since December 31, 1996, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target taken as a whole. Without limiting the generality of the foregoing, since that date:

            i. the Target has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the ordinary course of business;

            ii. the Target has not entered into any material agreement, contract, lease, or license outside the ordinary course of business;

            iii. no party (including any of the Target) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of the Target is a party or by which any of them is bound;

            iv. the Target has not imposed any Security Interest upon any of its assets, tangible or intangible;

            v. the Target has not made any material capital expenditures outside the Ordinary Course of Business;

            vi. the Target has not made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

            vii. the Target has not created, incurred, assumed, or guaranteed any indebtedness for borrowed money and capitalized lease obligations;


AGREEMENT AND PLAN OF MERGER                                            PAGE 8
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            viii. the Target has not granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

            ix. there has been no change made or authorized in the charter or bylaws of the Target;

            x. the Target has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

            xi. Target has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

            xii. the Target has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

            xiii. the Target has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

            xiv. the Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

            xv. the Target has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

            xvi. the Target has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

            xvii. the Target has not made any other material change in employment terms for any of its directors, officers, and employees; and

            xviii. the Target has not committed to any of the foregoing.

      i. Liabilities. The Target does not have any aggregate liabilities at the date of this Agreement in excess of $100,000, provided that no representation or warranty is made as to the components of such amount.


AGREEMENT AND PLAN OF MERGER                                            PAGE 9
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      j. Legal Compliance. To the knowledge of the Stockholders and the Target, the Target has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and to the knowledge of the Stockholders no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Target alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target.

      k. Tax Matters.

            i. The Target has filed all Income Tax Returns that it was required to file. All such Income Tax Returns were correct and complete in all material respects. All Income Taxes owed by the Target (whether or not shown on any Income Tax Return) have been paid. The Target currently is not the beneficiary of any extension of time within which to file any Income Tax Return.

            ii. There is no material dispute or claim concerning any Income Tax liability of the Target either (A) claimed or raised by any authority in writing or (B) as to which any of the Stockholders and the directors and officers of the Target has Knowledge.

            iii. The Target has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

            iv. The Target is not a collapsible corporation. The Target has not been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). The Target is not a party to any tax allocation or sharing agreement.

            v. The unpaid Income Taxes of the Target (A) did not, as of the Most Recent Fiscal Month End, exceed by any material amount the reserve for Income Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Target in filing their Income Tax Returns.

      l. Real Property. The Target owns no interest in any real property except for its lease of its business premises, a copy of which is attached hereto as Exhibit "D". With respect to the lease in Exhibit "D":


AGREEMENT AND PLAN OF MERGER                                           PAGE 10
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                  (1) the lease is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                  (2) no party to the lease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                  (3) no party to the lease has repudiated any material
            provision thereof;

                  (4) there are no material disputes, oral agreements, or
            forbearance programs in effect as to the lease;

                  (5) the Target has not assigned, transferred, conveyed,
            mortgaged, deeded in trust, or encumbered any interest in the leasehold; and

                  (6) all facilities leased thereunder have received all
            approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

      m. Intellectual Property.

            i. The Target has not interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and none of the Stockholders, the directors and/or officers of the Target has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Target must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Stockholders and the directors and officers of the Target, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of any of the Target in any material respect.

            ii. ss.3(m)(ii) of the Disclosure Schedule identifies each patent or registration which has been issued to any of the Target with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Target has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission which any of the Target has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Target has delivered to the Parent correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). ss.3(m)(ii) of the Disclosure Schedule also identifies each material trade name or unregistered trademark used by any of the Target in connection with any of its businesses. With respect


AGREEMENT AND PLAN OF MERGER                                           PAGE 11
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      to each item of Intellectual Property required to be identified in
      ss.3(m)(ii) of the Disclosure Schedule:

                  (1) the Target possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                  (2) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (3) no action, suit, proceeding, hearing, investigation,
            charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Stockholders, the directors and officers of the Target, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                  (4) the Target has not ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

            iii. ss.3(m)(iii) of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that the Target uses pursuant to license, sublicense, agreement, or permission. The Target has delivered to the Parent correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item of used Intellectual Property required to be identified in ss.3(m)(iii) of the Disclosure Schedule:

                  (1) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                  (2) no party to the license, sublicense, agreement, or
            permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                  (3) no party to the license, sublicense, agreement, or
            permission has repudiated any material provision thereof; and

                  (4) the Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

      n. Tangible Assets. The buildings, machinery, equipment, and other tangible assets that the Target and its Subsidiaries own and lease are free from material defects (patent and latent), have


AGREEMENT AND PLAN OF MERGER                                           PAGE 12
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been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

      o. Contracts. ss.3(o) of the Disclosure Schedule contains every material written contract to which the Target is a party, and/or any material oral or written contract to which the Target is a party regarding a partnership or joint venture, any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any material indebtedness for borrowed money, or any material capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible, any agreement concerning confidentiality or non-competition, any agreement involving any of the Stockholders and their Affiliates (including any buy-sell agreement), any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees, any collective bargaining agreement, any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing material severance benefits, any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business, or any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target. "Material" for the purposes of this section, shall be deemed to mean any item requiring the expenditure of in excess of THREE THOUSAND AND NO/l00 DOLLARS ($3,000.00) per month, or an annual expenditure of in excess of THIRTY THOUSAND AND NO/100 DOLLARS ($30,000.00).

The Target has delivered to the Parent a correct and complete copy of each written agreement listed in ss.3(o) of the Disclosure Schedule (as amended to date) with respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

      p. Notes and Accounts Receivable. All accounts receivable of the Target are reflected on the books and records, are valid receivables subject to no set-off or counterclaims, are current and collectible, and to the knowledge of Stockholders will be collected in accordance with their terms at their recorded amounts, subject to only a reserve for bad debts of $30,000.

      q. Powers of Attorney. To the Knowledge of any of the Stockholders, the directors and officers of the Target and its Subsidiaries, there are no outstanding powers of attorney executed on behalf of any of the Target.

      r. Insurance. ss. Target maintains no insurance policies.


AGREEMENT AND PLAN OF MERGER                                             PAGE 13

      s. Litigation. The Target is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Stockholders, the directors and officers of the Target, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

      t. Product Warranty. To the Knowledge of the Stockholders and the Target, substantially all of the products manufactured, sold, leased, and delivered by the Target have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and the Target does not have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Target. No products manufactured, sold, leased, and delivered by the Target are subject to any terms or conditions which are out of the Ordinary Course of Business.

      u. Product Liability. To the Knowledge of the Stockholders and the Target, the Target does not have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Target.

      v. Employees. To the Knowledge of any of the Stockholders and the directors and officers of the Target, no executive, key employee, or significant group of employees plans to terminate employment with any of the Target and its Subsidiaries during the next 12 months. The Target is not a party to or bound by any collective bargaining agreement, nor has experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute. The Target has not committed any material unfair labor practice. None of the Stockholders and the directors and officers of the Target has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Target.

      w. Employee Benefits. The Target has no Employee Benefit Plan or to which the Target contributes or has any obligation to contribute and the Target has never maintained any qualified or non-qualified Employee Benefit Plan.

      x. Guaranties. The Target is not a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.


AGREEMENT AND PLAN OF MERGER                                           PAGE 14

      y. Environmental, Health, and Safety Matters.

            i. To the knowledge of the Stockholders, the Target and its Affiliates has complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

            ii. Without limiting the generality of the foregoing, to the knowledge of the Stockholders, each of the Target and its respective Affiliates, has obtained, has complied, and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

            iii. The Target and its respective Affiliates has not received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

            iv. None of the following exists at any property or facility owned or operated by the Target: (1) underground storage tanks, (2) asbestos-containing material in any friable and damaged form or condition,
      (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

            v. The Target, or any or its Affiliates has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any material liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

            vi. Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.


AGREEMENT AND PLAN OF MERGER                                           PAGE 15

      z. Certain Business Relationships With the Target. None of the Stockholders and their Affiliates has been involved in any material business arrangement or relationship with any of the Target within the past 12 months, and none of the Stockholders and their Affiliates owns any material asset, tangible or intangible, which is used in the business of the Target.

      aa. Disclosure. The representations and warranties contained in this
Article 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 3 not misleading.

      bb. Investment. Each of the Target and the Stockholders (i) understands that the Parent Shares and the Contingent Notes have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Parent Shares and the Contingent Notes solely for the Stockholders' own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Parent and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Parent Shares and the Contingent Notes and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Parent Shares and the Contingent Notes.

      cc. Continuity of Stockholder Interests. No Stockholder has any present plan, intention, or arrangement to dispose of any of the Parent Shares received in the merger if such disposition would reduce the fair value of the Parent Shares (with such fair value measured as of the Effective Date) retained by the Stockholder to an amount less than Sixty Percent (60) percent of the fair value of all consideration received by the Stockholder pursuant to the Merger. In addition, the Stockholders represent and warrant, covenant and agree that the Stockholders as a group will not dispose of any of the Parent Shares received in the merger within eighteen (18) months of the Merger if such disposition would reduce the aggregate fair value of the Parent Shares (with such fair value measured as of the Effective Date) retained by the Stockholders to an amount less than Sixty Percent (60) of the aggregate fair value of the all consideration received by the Stockholders pursuant to the Merger, unless the Stockholders obtain an opinion of counsel reasonably satisfactory to the Parent and Sub that such transfer will not violate the continuity of shareholder interest requirement set forth in Reg. ss. 1.368-1. Any Stockholder wishing to dispose of any Parent Shares received in the Merger that are subject to the limit of this section 3(cc) shall provide written notice to Parent, not less than 60 days prior to the intended date of disposition, specifying the number of Parent Shares of which the Stockholder proposes to dispose.

      dd. The Target and the Stockholders understand and agree that the Parent Shares received pursuant to the transactions contemplated by this Agreement will not be registered for resale under the Securities Act of 1933 (the "Securities Act"). As such, these shares will be subject to resale restrictions as set forth in Rule 144 of the Securities Act and certain other resale limitations as provided for in this Agreement.


AGREEMENT AND PLAN OF MERGER                                           PAGE 16

4. Representations and Warranties of the Parent and Sub. The Parent and Sub each represents and warrants to the Target that the statements contained in this
Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 4.

      a. Organization. The Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

      b. Capitalization. As of the Effective Date, the entire authorized capital stock of the Parent shall consist of FORTY-FIVE MILLION (45,000,000) having no par value, of which SEVEN MILLION FIVE HUNDRED THOUSAND (7,500,000) Parent Shares will be then issued and outstanding and no Parent Shares will be then held in treasury. As of the Effective Date, the Parent will have FIVE MILLION (5,000,000) authorized shares of preferred capital stock, of which none will be outstanding or held in treasury. As of the Effective Date, SEVEN HUNDRED FIFTY THOUSAND (750,000) Parent Shares will be reserved for an incentive stock option plan for employees, officers, directors, and consultants of the Company to purchase, with such options to be granted at the sole discretion of the Board of Directors. None of the 750,000 shares referenced above has been issued to or reserved for and employee, officer, director or consultant as of the Closing Date. All of the Parent Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable. At the Closing Date the Parent Shares received by the Stockholders pursuant to this Agreement shall constitute no less than 3.84615% of the issued and outstanding capital stock of the Parent. At the date hereof and at the Closing Date the Parent will not have any shares of preferred stock outstanding or any options, warrants, conversion rights, subscription rights, or any rights of any nature whatsoever to acquire, in any way, common stock or preferred stock of the Parent, except as described in the Letter of Intent.

      c. Authorization of Transaction. The Parent and Sub each has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Parent and Sub, enforceable in accordance with its terms and conditions.

      d. Non-contravention. To the Knowledge of any director or officer of the Parent and Sub, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Parent and Sub each is subject or any provision of the charter or bylaws of the Parent or Sub or (ii) conflict with, result in a breach of, constitute a default


AGREEMENT AND PLAN OF MERGER                                           PAGE 17
under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Parent or Sub is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of any director or officer of the Parent and Sub, and other than in connection with the applicable provisions of the Texas Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, the Parent and Sub each does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

      e. Brokers' Fees. The Parent and Sub each does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Target and its Subsidiaries could become liable or obligated.

      f. Continuity of Business Enterprise. It is the present intention of the Parent and Sub each to continue at least one significant historic business line of the Target, or to use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Reg. ss.1.368-1(d).

      g. Piggy-Back Registration Rights. The Parent Shares received pursuant to the transactions contemplated by this Agreement will not be registered for resale under the Securities Act and will not be included in the IPO. However, subject to the restrictions contained in Article 3(cc), or as otherwise restricted by this Agreement, the Parent will use its reasonable best efforts to ensure that the Parent Shares received by the Target pursuant to the transactions contemplated by this Agreement be included in any registration of Parent Shares under the Securities Act which occurs after the date the IPO is declared effective by the SEC, if any. The piggy-back registration rights hereby granted shall be subject to the Stockholders furnishing such information regarding themselves as shall be required to effect the registration of their Parent Shares, the Stockholders entering into and performing the obligations under an underwriting agreement, in usual and customary form satisfactory to the Parent and the managing underwriter of such offering. Further, in the event any Parent Shares of the Stockholders are included in a registration statement as contemplated by this subsection, to the extent permitted by law, the Stockholders and each of them will indemnify and hold harmless the Parent, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Parent, within the meaning of the Securities Act, any underwriter and any other selling shareholder in such registration statement or any of its directors or officers or any person which controls any such selling shareholder against


AGREEMENT AND PLAN OF MERGER                                           PAGE 18
any losses, claims, damages or liabilities (jointly and severally) to which the Parent or any such director, officer, controlling person or underwriter or controlling person, or other selling shareholder, director, officer or controlling person may become subject, under the Securities Act, the Securities Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

            i. any untrue statement or alleged untrue statement of a material fact with respect to a Stockholder or that Stockholder's Parent Shares contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,

            ii. the omission or alleged omission to state therein a material fact with respect to a Stockholder or that Stockholder's Parent Shares required to be stated therein, or necessary to make the statements therein not misleading, or

            iii. any violation or alleged violation by the Stockholder of the Securities Act, the Securities Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Securities Exchange Act or any state securities law;

in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in connection with such registration; and such Stockholder will reimburse any legal or other expenses reasonably incurred by the Parent or any such director, officer, controlling person, underwriting or controlling person or other shareholder, officer, director or controlling person in connection with investigating or defending such loss, claim, damage, liability, or action.

Further, In the event any Parent Shares of the Stockholders are included in a registration statement as contemplated by this subsection, to the extent permitted by law, the Parent will indemnify and hold harmless the Stockholders against any losses, claims, damages or liabilities (jointly and severally) to which the Stockholders may become subject with respect to any (i) untrue statement or alleged untrue statement of a material fact in the registration statement or any preliminary or final prospectus; (ii) any omission or alleged omission of a material fact required to make the statements contained in the registration statement or any preliminary or final prospectus not misleading; and (iii) any violation or alleged violation by the Parent of the Securities Act, the Securities Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Securities Exchange Act or any state securities law. The Parent will reimburse any legal or other expenses reasonably incurred by any Stockholder in connection with investigating or defending such loss, claim, damage, liability, or action. In addition, the Parent shall at its own expense prepare an file all required pre-effective and post-effective amendments and supplements and revised propsectuses that the SEC may require and it shall furnish a reasonable number of preliminary, final, supplemental and revised prospectuses to the Stockholders.


AGREEMENT AND PLAN OF MERGER                                           PAGE 19

      h. Post Closing Obligations with Respect to an IPO. The Parent and the Sub shall use reasonable business efforts to pursue an IPO after the Closing for a period of FIVE (5) years.

      i. Post Closing Payment of Certain Debt. As soon as practical after the Closing Date and in no event more than THIRTY (30) days after the Closing Date, the Parent will cause the Sub to pay all amounts outstanding under that certain promissory note issued by the Target, dated April 28, 1997, payable to the order of Vision Software, Inc., in the original principal amount of $35,556, with the outstanding balance as of the Closing Date being approximately $32,000.

      j. Post Closing Directorship of the Sub. As soon as practical after the Closing Date and in no event more than THIRTY (30) days after the Closing Date, the Parent will cause the Sub to elect Randall S. Lindner as one of its Directors.

5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

      a. General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 6 below).

      b. Notices and Consents. The Target will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that the Parent reasonably may request in connection with the matters referred to in Article 3(c) above.

      c. Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with (if any are required), and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Article 3(c) and Article 4(d) above (if any are required). Without limiting the generality of the foregoing, the Target will call a special meeting of its stockholders (the "Special Target Meeting") as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Texas Business Corporation Act.

      d. Listing of Parent Shares. The Parent will use its reasonable best efforts to cause the Parent Shares that will be issued in the Merger to the Stockholders, to be approved for listing within and pursuant to the next public offering, if any, after the IPO of the Parent.

      e. Operation of Business. The Target will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:


AGREEMENT AND PLAN OF MERGER                                           PAGE 20

            i. the Target will not authorize or effect any change in its charter or bylaws;

            ii. the Target will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

            iii. the Target will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

            iv. the Target will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

            v. the Target will not impose any Security Interest upon any of its assets;

            vi. the Target will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person;

            vii. the Target will not make any change in employment terms for any of its directors, officers, and employees other than the severance payment agreement with Christine Walker, in the amount of $7,000; and

            viii. the Target will not commit to any of the foregoing.

      f. Full Access. The Target will permit representatives of the Parent to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Target. The Parent and Sub each will treat and hold as such any Confidential Information it receives from any of the Target in the course of the reviews contemplated by this Article 5(f), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Target all tangible embodiments (and all copies) thereof which are in its possession.

      g. Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Article 3 and Article 4 above. No disclosure by any Party pursuant to this Article 5(g), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.


AGREEMENT AND PLAN OF MERGER                                          PAGE 21

      h. Exclusivity. The Target will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of the Target (including any acquisition structured as a merger, consolidation, or share exchange). The Target shall notify the Parent immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      i. Continuity of Business Enterprise. The Sub will continue at least one significant historic business line of the Target, or use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Reg. ss.1.368-1(d).]

6. Conditions to Obligation to Close.

      a. Conditions to Obligation of the Sub. The obligation of the Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            i. this Agreement and the Merger shall have received the Requisite Stockholder Approval to the Merger;

            ii. the Target shall have procured all of the third party consents specified in Article 5 above;

            iii. the representations and warranties set forth in Article 3 above shall be true and correct in all material respects at and as of the Closing Date;

            iv. the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            v. no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of the Target, or (D) affect adversely the right of any of the former Subsidiaries of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            vi. the Target shall have delivered to the Sub a certificate to the effect that each of the conditions specified above in Article 6(a)(i)-(v) is satisfied in all respects;

AGREEMENT AND PLAN OF MERGER                                           PAGE 22

            vii. the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in this Agreement or required by law;

            viii. the Sub shall have received from counsel to the Target an opinion to be attached to this Agreement as Exhibit "E", in a form mutually agreeable to the parties hereto attached hereto, addressed to the Sub, and Dated as of the Closing Date;

            ix. the Sub shall have received the resignations, effective as of the Closing Date, of each director and officer of the Target other than those whom the Sub shall have specified in writing at Closing; and

            x. all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sub.

      The Sub may waive any condition specified in this Article 6(a) if it executes a writing so stating at or prior to the Closing.

      b. Conditions to Obligation of the Target. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            i. the Target shall have received a copy of the Requisite Sub Stockholder Approval;

            ii. the representations and warranties set forth in Article 4 above shall be true and correct in all material respects at and as of the Closing Date;

            iii. the Sub and the Parent shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, including to mean the tendering of the Cash Payment and the Contingent Notes;

            iv. no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of the Target, or (D) affect adversely the right of any of the former


AGREEMENT AND PLAN OF MERGER                                          PAGE 23

       Subsidiaries of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

            v. the Sub shall have delivered to the Target a certificate to the effect that each of the conditions specified above in Article 6(b)(i)-(iv) is satisfied in all respects;

            vi. this Agreement and the Merger shall have received the Requisite Stockholder Approval;

            vii. the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in this Agreement or legally required;

            viii. the Target shall have received from counsel to the Parent and the Sub, an opinion attached to this Agreement as Exhibit "F", in a form mutually agreeable to the parties hereto, addressed to the Target, and dated as of the Closing Date;

            ix. the Stockholders shall have received the Cash Payment and the Contingent Notes;

            x. the Parent shall have entered into employment agreements with Randall Lindner and Scott Spurlock in a form and on terms acceptable to the parties thereto; and

            xi. all actions to be taken by the Parent and the Sub in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target.

      The Target may waive any condition specified in this Article 6(b) if it executes a writing so stating at or prior to the Closing.

7. Indemnity Agreements.

      a. Target and Stockholders' Agreement to Indemnify. Subject to the provisions of Section 7(d) of this Agreement, the Target and the Stockholders, jointly and severally, shall indemnify and hold harmless the Parent and the Sub, jointly and severally, from and against;

            i. Any and all liabilities, obligations and/or losses resulting from any breach of any representation and warranty or nonfulfillment of any covenant on the part of the Target or the Stockholders to the Parent or the Sub contained in this Agreement, or any other agreement, certificate or other instrument furnished or to be furnished to the Parent or the Sub by the Stockholders or by the Target pursuant to this Agreement, other than the employment agreements.

AGREEMENT AND PLAN OF MERGER                                          PAGE 24

            ii. Any and all liabilities, obligations and/or losses incurred or imposed in connection with or based upon any provision of any federal, state or local law or regulation or common law, including Environmental, Health, and Safety Requirements, pertaining to health, safety or environmental protection and arising out of any act or omission of Target, Target's employees, agents or representatives or Target's predecessors in interest occurring on or prior to the Closing Date or arising out of the ownership, use, handling, control or operation of any plant, equipment, container, facility, site, area or property from which any substance was released into the environment on or prior to the Closing Date. The term "release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment. The term "environment" means any surface or ground water, drinking water supply, land, surface or subsurface strata, or the ambient air.

            iii. Any and all liabilities, obligations and/or losses directly or indirectly accrued or accruing, or arising out of or resulting from or based upon or related to or under ERISA or under Subparts A, B, or D of
      Part I of Subchapter D of Chapter 1 of Subtitle A of the Internal Revenue Code (the "Code"), attributable to acts or ommissions occurring prior to the Closing Date.

            iv. To the extent that taxes with respect to any period or portion thereof up to and including the Closing Date exceed $75,000.

            v. All actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including fees and disbursements of counsel, incident to any of the foregoing.

      b. Parent's and the Sub's Indemnity Agreement. Subject to the provisions of Section 7(d) of this Agreement, the Parent and the Sub, jointly and severally, shall indemnify, defend and hold harmless the Target from and against:

            i. Any and all liabilities and obligations (including without limitation, federal, state or other taxes of whatever kind, but excluding any sales or use taxes resulting from this transaction or any assessments, interest and penalties thereon) of, or claims or causes of action, including products liability, against the Parent, the Sub, or the Target which arise with respect to any acts or omissions occurring in periods of operation of the Sub by the Parent or the Sub beginning after the Closing Date.

            ii. Any and all liabilities, obligations and/or losses resulting from any breach of any representation and warranty or nonfulfillment of any covenant on the part of the Parent or the Sub to Target or the Stockholders contained in this Agreement.

            iii. All actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including fees and disbursements of counsel, incident to any of the foregoing.


AGREEMENT AND PLAN OF MERGER                                           PAGE 25

      c. Indemnification Procedure.

            i. The indemnified party shall give the indemnifying party prompt written notice of the assertion of any third party claim of which the indemnified party has knowledge, which is covered by the indemnity agreement set forth above and, if the indemnifying party notifies the indemnified party of its desire to do so, the indemnifying party may undertake the defense thereof by representatives chosen by the indemnifying party, but acceptable to the indemnified party in its reasonable discretion.

            ii. If the indemnifying party, within a reasonable time after notice of any such claim fails to defend or states that it will not defend, the indemnified party may and will have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof. Notwithstanding anything contained herein to the contrary, in no event shall Target or any of the Stockholders have any obligation or duty to defend Parent, Sub, or any other person. No person entitled to indemnification under this Agreement may settle any claim without the consent of the indemnifying party.

            iii. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, or a settlement shall have been consummated, or the parties to the claim shall have arrived at a mutually binding agreement with respect to each separate third party claim indemnified hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party with respect to such claim and the indemnifying party shall pay such sums to the indemnified party in cash or by certified check, within thirty (30) days after the date of such notice.

      d. Liability Limitations.

            i. No party shall have any liability under this Agreement, or be subject to any claim for indemnification under this Article 7, unless notice of such claim is given on or before the latter of (i) the fourth anniversary of the Closing Date, or (ii) the fourth anniversary of the date on which such claim accrued; provided, however, that claims may be asserted with respect to tax matters, environmental matters or ERISA matters at any time on or before the date upon which the loss or liability to which any such claim may relate it barred by all applicable statutes of limitation.

            ii. Notwithstanding anything contained in this Agreement to the contrary, no party to this Agreement shall be required to indemnify any other party with respect to any


AGREEMENT AND PLAN OF MERGER                                           PAGE 26
      liability, obligation or loss unless the amount of such liability, obligation or loss, when aggregated with all other liabilities, obligations, and/or losses sustained by the party to be indemnified, shall equal or exceed Five Thousand Dollars ($5,000.00), at which time claims may be asserted by the indemnified party against any indemnifying party for all liabilities, obligations, and/or losses sustained without any deduction for the Five Thousand Dollar ($5,000.00) limit stated above. Moreover, notwithstanding anything contained in this Agreement to the contrary, in no event shall the Stockholders obligations on the one hand, nor the Parent's or the Sub's obligations on the other hand, under this
      Article 7. exceed the following amounts, under the following circumstances:

                  (1) In the event that the Parent is still a private company at the time the claim for indemnity is made, a sum not to exceed in the aggregate $100,000.00, plus the amounts paid to the Stockholders under Article 2(e) of this Agreement, with each Stockholder being obligated only for his or her Pro Rata Share of such amount; or

                  (2) In the event that the Parent is a public company at the time the claim for indemnity is made, the sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) in the aggregate, with each Stockholder being obligated only for his or her Pro Rata Share of such amount.

            iii. Notwithstanding anything contained in this Agreement to the contrary, in no event shall a Stockholder be obligated to pay more than his or her Pro Rata Share of any indemnification obligation. For the purposes of this Agreement, the term "Pro Rata Share" with respect to each Stockholder shall mean:

                  (1) Randall S. Lindner -69.86%;

                  (2) Michelle C. Lindner - 2.74%; and

                  (3) K. Scott Spurlock - 27.4%.

            iv. Notwithstanding anything contained in this Agreement to the contrary, in the event that the Parent is a public company at the time the claim for indemnity accrues, neither the Parent, nor the Sub may attempt to collect any sum due or owing pursuant to the indemnity contained in this Article 7., unless and until the Rule 144 of the Securities Act restrictions on resale are removed from the Parent Shares received by the Stockholders pursuant to this Agreement.

8. Miscellaneous.

      a. Survival. The representations, warranties, and covenants of the Parties will survive the Effective Time for a period of four (4) years, except any representation or warranty regarding


AGREEMENT AND PLAN OF MERGER                                           PAGE 27
taxes, which shall survive for the applicable statute of limitations. Further, the obligations, if any, of the Parent and/or the Sub to make the Contingent Cash Payments, the payments pursuant to the Contingent Notes and/or the payments with respect to the accounts receivable of the Target, shall survive the Closing.

      b. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

      c. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      d. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

      e. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

      f. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      g. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      h. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below or such other address as specified by a party:

       If to the Target or the Stockholders:
                               Randall S. Lindner
                               8601A Fathom Circle
                               Austin, Texas 78750


AGREEMENT AND PLAN OF MERGER                                         PAGE 28

                               Michelle C. Lindner
                               8601A Fathom Circle
                               Austin, Texas 78750

                               K. Scott Spurlock
                               3217 Doe Run
                               Austin, TX 78748

       Copy to:
                               Small, Craig & Werkenthin, P.C.
                               100 Congress Avenue
                               Suite 1100
                               Austin, Texas 78701
                               ATTN: Bill McIlhany

       If to the Parent or the Sub:
                               American Net Claims, Inc.
                               Bo W. Lycke, President
                               12801 N. Central Expy #1255
                               Dallas, Texas 75243

       Copy to:
                               McKinley Ringer Zeiger, PC.
                               Attn.: John C. Willems, III
                               10440 North central Expressway
                               Suite 1400
                               Dallas, Texas 75231

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      i. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas. The choice of law provision of this Agreement shall be applied with no effect given to the principles of conflicts of law, and without regard to the Choice of Law rules of the State of Texas.

AGREEMENT AND PLAN OF MERGER                                            PAGE 29

      j. Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Texas Business Corporation Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      k. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      l. Settlement of Disputes. The following agreements are made with respect to the settlement of disputes arising under the terms and conditions of this
Agreement:

            i. If a dispute arises out of or relates to this Agreement, including to mean any of its Exhibits, or the breach or default of this Agreement, the parties shall first, in good faith, attempt to negotiate a settlement of that dispute, breach or default.

            ii. If the dispute, breach or default cannot be settled through negotiation, the parties agree and shall proceed to binding arbitration through the American Arbitration Association in accordance with its Commercial Arbitration Rules under the Federal Arbitration Act, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

            iii. Any provisional remedy (including injunctive relief) which a party to this Agreement may want to elect, shall be available notwithstanding the provisions relating to arbitration of disputes. Any party may seek such provisional remedy from the appropriate court of law pending arbitration, and such proceeding in which the provisional remedy was sought will then be stayed pending the final award of the arbitration.

            iv. The expenses of arbitration conducted pursuant to this paragraph shall be born by the parties in such proportions as the arbitrator(s) shall decide.

      m. Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the Parent has agreed to pay FIVE THOUSAND AND NO/l00 DOLLARS ($5,000.00) of the Target's attorneys fees in connection with this Agreement and the transactions contemplated hereby, payable at the Closing.


AGREEMENT AND PLAN OF MERGER                                          PAGE 30

      n. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

      o. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      p. In the event that this Agreement is not executed by all parties on or before June 2, 1997, this Agreement shall be null and void and any offer contained herein shall be withdrawn. Time is of the essence in construing this
Section 8p.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as on this the 2 day of June, 1997.


                                           PARENT:

                                           American Net Claims, Inc.


                                       By: /s/ Bo W. Lycke
                                           --------------------------
                                           Bo W. Lycke, President


                                           SUB.

                                           ANC Holdings, Inc.


                                       By: /s/ Bo W. Lycke
                                           --------------------------
                                           Bo W. Lycke, President

                                           TARGET:
                                           Medica Systems, Inc.


AGREEMENT AND PLAN OF MERGER                                            PAGE 31

                                   By: /s/ Randall S. Lindner
                                       -----------------------------------
                                       Randall S. Lindner, President

                                       THE STOCKHOLDERS:

                                       /s/ Randall S. Lindner
                                       -----------------------------------
                                       Randall S. Lindner, Individually


                                       /s/ Michelle C. Lindner
                                       -----------------------------------
                                       Michelle C. Lindner, Individually


                                       /s/ K. Scott Spurlock
                                       -----------------------------------
                                       K. Scott Spurlock, Individually



AGREEMENT AND PLAN OF MERGER                                           PAGE 32

                            EXHIBIT AND SCHEDULE LIST



Exhibit A --  Contingent Note in the principal sum of ONE HUNDRED
              FIFTY-SEVEN THOUSAND ONE HUNDRED EIGHTY-FIVE AND NO/100 DOLLARS ($157,185.00)

Exhibit Al -- Contingent Note in the principal sum of SIX THOUSAND ONE
              HUNDRED SIXTY-FIVE AND NO/100 DOLLARS ($6,165.00)

Exhibit A2 -- Contingent Note in the principal sum of SIXTY-ONE THOUSAND
              SIX HUNDRED FIFTY AND NO/100 DOLLARS ($61,650.00)

Exhibit B --  [RESERVED]

Exhibit C --  [RESERVED]

Exhibit D --  Lease of Target's Business Premises [INCLUDED IN EXHIBIT 3o
              TO DISCLOSURE SCHEDULE]

Exhibit E --  Opinion of Counsel to the Target

Exhibit F --  Opinion of Counsel to Parent and Sub





Disclosure Schedule -- Exceptions to Representations and Warranties



AGREEMENT AND PLAN OF MERGER                                           PAGE 33

                                   EXHIBIT "A"

                                 CONTINGENT NOTE

Date: May __, 1997

Maker: American Net Claims, Inc.

Maker's Mailing Address (including county): 12801 N. Central Expy #1255, Dallas, Dallas County, Texas 75243

Payee: Randall S. Lindner

Place for Payment (including county):

Principal Amount: ONE HUNDRED FIFTY-SEVEN THOUSAND ONE HUNDRED EIGHTY-FIVE AND NO/100 DOLLARS ($157,185.00)

Annual Interest Rate on Unpaid Principal which shall begin to accrue from the date of the occurrence of the initial "IPO" as that term is defined in that one certain Agreement and Plan of Merger by and among American Net Claims, Inc., ANC Holdings, Inc., a wholly owned subsidiary of American Net Claims, Inc., Medica Systems, Inc., Randall S. Lindner, Michelle C. Lindner, and K. Scott Spurlock (the "Agreement"): EIGHT PERCENT (8%)

Annual Interest Rate on Matured, Unpaid Amounts: The highest amount allowed by law

Terms of Payment (principal and interest): Maker's obligation to pay principal and interest is contingent upon the occurrence of an IPO. All principal and accrued interest hereunder shall be due and payable on or before ONE (1) year after the occurrence of the initial IPO.

      Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

      On default in the payment of this note, the unpaid principal balance and earned interest on this note shall become immediately due at the election of Payee. Maker and each surety, endorser, and guarantor waive all demands for payment, presentation for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest.

UNSECURED NOTE                                                           PAGE 1

      If this note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 10.0% of all amounts due unless either party pleads otherwise.

      Interest on the debt evidenced by this note shall not exceed the maximum amounts of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

      This Note is subject to and expressly contingent upon the terms and conditions contained in the Agreement, specifically meaning to include, but not be limited to the provisions contained in Article 2(d) of the Agreement.

      When the context requires, singular noun and pronouns include the plural.

      Maker may prepay any amounts due under this note at any time, without penalty.


                                                American Net Claims, Inc.



                                            By: ___________________________
                                                Bo W. Lycke, President
                                                Maker



UNSECURED NOTE                                                            PAGE 2

                                  EXHIBIT "A1"

                                 CONTINGENT NOTE

Date: May , 1997

Maker: American Net Claims, Inc.

Maker's Mailing Address (including county): 12801 N. Central Expy #1255, Dallas, Dallas County, Texas 75243

Payee: Michelle C. Lindner

Place for Payment (including county):

Principal Amount: SIX THOUSAND ONE HUNDRED SIXTY-FIVE AND NO/100 DOLLARS ($6,165.00)


Annual Interest Rate on Unpaid Principal which shall begin to accrue from the date of the occurrence of the initial "IPO" as that term is defined in that one certain Agreement and Plan of Merger by and among American Net Claims, Inc., ANC Holdings, Inc., a wholly owned subsidiary of American Net Claims, Inc., Medica Systems, Inc., Randall S. Lindner, Michelle C. Lindner, and K. Scott Spurlock (the "Agreement"): EIGHT PERCENT (8%)

Annual Interest Rate on Matured, Unpaid Amounts: The highest amount allowed by law

Terms of Payment (principal and interest): Maker's obligation to pay principal and interest is contingent upon the occurrence of an IPO. All principal and accrued interest shall be due and payable on or before ONE (1) year after the occurrence of the initial IPO.

      Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

      On default in the payment of this note, the unpaid principal balance and earned interest on this note shall become immediately due at the election of Payee. Maker and each surety, endorser, and guarantor waive all demands for payment, presentation for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest.

      If this note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 10.0% of all amounts due unless either party pleads otherwise.

      Interest on the debt evidenced by this note shall not exceed the maximum amounts of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

      This Note is subject to and expressly contingent upon the terms and conditions contained in the Agreement, specifically meaning to include, but not be limited to the provisions contained in Article 2(d) of the Agreement.

      When the context requires, singular noun and pronouns include the plural.

      Maker may prepay any amounts due under this note at any time, without penalty.


                                                American Net Claims, Inc.



                                            By: ___________________________
                                                Bo W. Lycke, President
                                                Maker

                                  EXHIBIT "A2"

                                 CONTINGENT NOTE
Date: May __, 1997

Maker: American Net Claims, Inc.

Maker's Mailing Address (including county): 12801 N. Central Expy #1255, Dallas, Dallas County, Texas 75243

Payee: K. Scott Spurlock

Place for Payment (including county):

Principal Amount: SIXTY-ONE THOUSAND SIX HUNDRED FIFTY AND NO/100 DOLLARS ($61,650.00)

Annual Interest Rate on Unpaid Principal which shall begin to accrue from the date of the occurrence of the initial "IPO" as that term is defined in that one certain Agreement and Plan of Merger by and among American Net Claims, Inc., ANC Holdings, Inc., a wholly owned subsidiary of American Net Claims, Inc., Medica Systems, Inc., Randall S. Lindner, Michelle C. Lindner, and K. Scott Spurlock (the "Agreement"): EIGHT PERCENT (8%)

Annual Interest Rate on Matured, Unpaid Amounts: The highest amount allowed by law

Terms of Payment (principal and interest): Maker's obligation to pay principal and interest is contingent upon the occurrence of an IPO. All principal and accrued interest shall be due and payable on or before ONE (1) year after the occurrence of the initial IPO.

      Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

      On default in the payment of this note, the unpaid principal balance and earned interest on this note shall become immediately due at the election of Payee. Maker and each surety, endorser, and guarantor waive all demands for payment, presentation for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest.


UNSECURED NOTE                                                            PAGE 1

      If this note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 10.0% of all amounts due unless either party pleads otherwise.

      Interest on the debt evidenced by this note shall not exceed the maximum amounts of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

      This Note is subject to and expressly contingent upon the terms and conditions contained in the Agreement, specifically meaning to include, but not be limited to the provisions contained in Article 2(d) of the Agreement.

      When the context requires, singular noun and pronouns include the plural.

      Maker may prepay any amounts due under this note at any time, without penalty.


                                                American Net Claims, Inc.



                                            By: ___________________________
                                                Bo W. Lycke, President
                                                Maker


UNSECURED NOTE                                                            PAGE 2

                                    EXHIBIT E

                                May _______, 1997



      Re: Agreement and Plan of Merger (the "Agreement") by and among American Net Claims, Inc (the "Parent"), ANC Holdings, Inc. (the "Sub"), Medical Systems, Inc. (the "Target"), Randall S. Lindner, Individually, Michelle C. Lindner, Individually and K. Scott Spurlock, Individually (the "Stockholders," or Individually, a "Stockholder")


Gentlemen:

      We have acted as legal counsel for the Target and the Stockholders in connection with the Agreement, including to mean all of the Agreement's exhibits and schedules.

      In our capacity as counsel to the Target and the Stockholders, we have been asked to render certain opinions in connection with the Agreement. All capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Agreement.

      As to various questions of fact material to our opinion, we have relied exclusively on the representations contained in the Agreement and on certificates provided by officers of the Target and the Stockholders. A matter stated in this opinion that is "to our knowledge," as to which we "know" or are "aware," or "known to us" refers only to our actual knowledge in providing legal services to the Target and the Stockholders in connection with the Agreement and the transactions contemplated therein, and is so stated to reflect the fact that, while we have not been informed that the matters stated are factually inaccurate (based on information we have as a result of representing the Parent and Sub in connection with the Agreement and the transactions contemplated therein) we have made no independent factual investigation with respect to such statement or matter and no inference relative thereto should be taken, other than to make a due inquiry of the officers of the Target and the Stockholders with respect to the matters at issue.

      These opinions are given as of the date of this letter. In rendering these opinions, we have examined the Agreement, and the corporate resolutions of the shareholders and directors of the Target and the Stockholders authorizing and approving the Agreement with the Target and the Stockholders, and the transactions contemplated thereby.

      Based on the foregoing and having regard for such legal considerations as we deem relevant, it is our opinion that:

      1. The Target is a corporation validly existing and in good standing under the laws of the State of Texas. The Target has the corporate power and corporate authority to own, lease and operate its property, and to carry on its business as now conducted.

      2. The Target has the corporate power and corporate authority to enter into, execute, deliver and perform its obligation under the terms of the Agreement. The execution, delivery and performance of each of the Agreement and the related documents has been duly authorized by all necessary corporate action on the part of Target and the Stockholders. Each officer of the Target and each Stockholder executing the Agreement and the related documents has been duly authorized to execute and deliver the Agreement and the related documents on behalf of the Target and/or the Stockholders as the case may warrant.

      3. The Agreement has been duly executed and delivered by Target and the Stockholders, and constitutes the valid and binding obligation of Target and the Stockholders. The Agreement is enforceable against Target and Stockholders in accordance with its terms.

      4. The Stockholders each have all requisite power, authority and, to the undersigned's best knowledge, capacity to enter into, execute, deliver and perform their obligations under the Agreement.

      5. The Agreement has been executed and delivered by Stockholders and constitutes the valid and binding obligation of each of the Stockholders and is enforceable against each Stockholder in accordance with its terms.

      6. To our knowledge, there are no actions, suits, arbitration proceedings or claims pending or threatened against Target at law or in equity or before any federal, state or other governmental authority or regulatory body. To our knowledge, there are no actions, suits, arbitration proceedings or claims pending or threatened against the Stockholders, at law or in equity or before any federal, state or other governmental authority or regulatory body which would affect the enforceability of the Agreement.

      7. No consent or waiver of, filing with, authorization, approval or other action by Shareholders, or any federal or Texas governmental authority or regulatory body, which has not already been obtained or done, is required in connection with the execution, delivery and performance by Target or the Stockholders of the Agreement, or is required as a condition to the validity or enforceability of the Agreement, other than filing the Articles of Merger.

      8. The execution, delivery and performance by The Target of the Agreement does not (a) to our knowledge result in a breach or violation of the Certificate of Incorporation or By-Laws of Target; (b) to our knowledge, result in a violation of any judgment, order, writ, injunction or decree to which Parent or the Sub are subject; (c) result in the creation of any lien on any of the collateral, except as contemplated by the Agreement; or (d) to our knowledge, conflict with, constitute an event of default under, or result in a breach or violation of the provisions of any agreement under which either Target Sub has borrowed money.

      The opinions set forth herein are qualified as stated therein and are qualified further by the following:

      (a) In rendering the opinions set forth above, we have relied, to the extent we believe appropriate, as to matters of fact, (i) upon certificates or statements of public officials and of the officers of the Target as appropriate, and (ii) upon representations and warranties of Target contained in the Agreement and the related documents and we have made no independent investigation or verification of said facts. No opinion is being expressed as to the effect of any event, fact or circumstance of which we have no actual knowledge.

      (b) We have assumed the competency of the signatories to the documents other than our clients', the genuineness of all signatures other than our clients', the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

      (c) We have assumed that (i) with respect to any parties other than Target and Stockholders, the documents have been duly authorized, executed and delivered by the parties thereto, are within their corporate or individual powers as the case may warrant, and that they are in compliance with all applicable laws, rules and regulations governing the conduct of their respective businesses and this transaction, (ii) with respect to any parties other than Target and Stockholders, the documents are their legal, valid and binding obligations, (iii) the documents will be enforced in circumstances and in a manner which are commercially reasonable, (iv) with respect to any parties other than Target and Stockholders, the parties to the documents are not subject to any statute, rule or regulation or any impediment that requires them or our clients to obtain the consent, or to make any declaration or filing with any governmental authority in connection with the transactions contemplated by the documents, and (v) the terms, provisions and conditions relating to the transaction referred to in this opinion letter are reflected solely in the documents described above and there are no other agreements or understandings between the parties except as reflected in such documents.

      (d) The opinions herein expressed are qualified to the extent that: (i) the enforceability, of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally and general equitable principles; (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction and (iii) the provisions of any document, agreement or instrument that may require indemnification or contribution for liabilities under the provisions of any federal or state securities laws or in respect of the negligence or wrongful conduct of the indemnified party.

      We express no opinion as to the enforceability of(i) any indemnification obligation under which a party is to be indemnified for its own actions; or (ii) any employment agreements contemplated by the Agreement. No opinions other than those expressed herein may be implied or inferred from this letter. This letter is provided solely for your benefit and may not be relied upon by any third party without our written consent. The opinions expressed herein are limited to matters of Texas law. This letter and opinions expressed herein incorporate by reference the Common Exceptions contained in the State Bar of Texas Business Law Section Legal Opinions Committee Report on Opinions in business Transactions.

      [SUBJECT TO REVISIONS AND QUALIFICATIONS REQUIRED BY SMALL, CRAIG & WERKENTHIN, P.C. OPINION COMMITTEE]


                                          Very truly yours,




                                          SMALL, CRAIG & WERKENTHIN, P.C.



cc:

                                    EXHIBIT F

                                     (Date)


Small Craig & Werkenthin
Suite 1100, 100 Congress Avenue
Austin, TX 78701-4099

      Re: Agreement and Plan of Merger (the "Agreement") by and among American Net Claims, Inc (the "Parent"), ANC Holdings, Inc. (the "Sub"), Medica Systems, Inc. (the "Target"), Randall S. Lindner, individually, Michelle C. Lindner, individually, and K. Scott Spurlock, individually (the "Stockholders", or individually, a "Stockholder")

Gentlemen:

      We have acted as legal counsel for the Parent and the Sub in connection with the Agreement, including to mean all of the Agreement's exhibits and schedules.

      In our capacity as counsel to the Parent and the Sub, we have been asked to render certain opinions in connection with the Agreement. All capitalized terms used herein but not otherwise defined herein shall have the meaning set forth in the Agreement.

      As to various questions of fact material to our opinion, we have relied exclusively on the representations contained in the Agreement and on certificates provided by officers of the Parent and Sub. A matter stated in this opinion that is "to our knowledge", as to which we "know" or are "aware", or "known to us" refers only to my actual knowledge in providing legal services to the Parent and Sub in connection with the Agreement and the transactions contemplated therein, and is so stated to reflect the fact that, while we have not been informed that the matters stated are factually inaccurate (based on information we have as a result of representing the Parent and Sub in connection with the Agreement and the transactions contemplated therein) we have made no independent factual investigation with respect to such statement or matter and no inference relative thereto should be taken, other than to make a due inquiry of the officers of the Parent and the Sub with respect to the matters at issue.

      These opinions are given as of the date of this letter. In rendering these opinions, we have examined the Agreement, and the corporate resolutions of the shareholders and directors of the Parent and the Sub authorizing and approving the Agreement with the Target and the Stockholders, and the transactions contemplated thereby.

      Based on the foregoing and having regard for such legal considerations as we deem relevant, it is our opinion that:

      1. Each of the Parent and the Sub is a corporation validly existing and in good standing under the laws of the State of Texas. Each of the Parent and the Sub has the corporate

Small Craig & Werkenthin
May 17, 1997
Page 2


power and corporate authority to own, lease and operate its property, and to carry on its business as now conducted.

      2. Each of the Parent and the Sub has the corporate power and corporate authority to enter into, execute, deliver and perform its obligations under the terms of the Agreement. The execution, delivery and performance of each of the Agreement has been duly authorized by all necessary corporate action on the part of Parent and Sub. Each officer of the Parent and the Sub executing the Agreement and the related documents has been duly authorized to execute and deliver the Agreement and the related documents on behalf of Parent and/or the Sub as the case may warrant.

      3. The Agreement has been duly executed and delivered by Parent and Sub, and constitutes the valid and binding obligation of Parent and Sub. The Agreement is enforceable against Parent and Sub in accordance with its terms.

      4. To our best knowledge, there are no actions, suits, arbitration proceedings or claims pending or threatened against Parent or the Sub at law or in equity or before any federal, state or other governmental authority or regulatory body which would affect the enforceability of the Agreement.

      5. No consent or waiver of, filing with, authorization, approval or other action by the Parent or the Sub, or any federal or Texas governmental authority or regulatory body, which has not already been obtained or done, is required in connection with the execution, delivery and performance by Parent or the Sub of the Agreement, or is required as a condition to the validity or enforceability of the Agreement.

      6. The execution, delivery and performance by each of the Parent and the Sub of the Agreement does not (a) to our best knowledge result in a breach or violation of the Certificate of Incorporation or By-Laws of either the Parent or the Sub; (b) to our best knowledge, result in a violation of any judgment, order, writ, injunction or decree to which Parent or the Sub are subject; or (c) to our best knowledge, conflict with, constitute an event of default under, or result in a breach or violation of the provisions of any agreement under which either the Parent or the Sub has borrowed money.

      The opinions set forth herein are qualified as stated therein and are qualified further by the following:

Small Craig & Werkenthin
May 17, 1997
Page 3


      (a) In rendering the opinions set forth above, we have relied, to the extent we believe appropriate, as to matters of fact. (i) upon certificates or statements of public officials and of the officers of the Parent and/or the Sub as appropriate, and (ii) upon representations and warranties of Parent and Sub contained in the Agreement and the related documents and we have made no independent investigation or verification of said facts. No opinion is being expressed as to the effect of any event, fact or circumstance of which we have no actual knowledge.

      (b) We have assumed the competency of the signatories to the documents other than our clients', the genuineness of all signatures other than our clients', the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

      (c) We have assumed that (i) with respect to any parties other than Parent and Sub, the documents have been duly authorized, executed and delivered by the parties thereto, are within their corporate or individual powers as the case may warrant, and that they are in compliance with all applicable laws, rules and regulations governing the conduct of their respective businesses and this transaction, (ii) with respect to any parties other than Parent and Sub, the documents are their legal, valid and binding obligations, (iii) the documents will be enforced in circumstances and in a manner which are commercially reasonable, (iv) with respect to any parties other than Parent and Sub, the parties to the documents are not subject to any statute, rule or regulation or any impediment that requires them or my clients to obtain the consent, or to make any declaration or filing with any governmental authority in connection with the transactions contemplated by the documents, and (v) the terms, provisions and conditions relating to the transaction referred to in this opinion letter are reflected solely in the documents described above and there are no other agreements or understandings between the parties except as reflected in such documents.

      (d) The opinions herein expressed are qualified to the extent that: (i) the enforceability, of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally and general equitable principles; (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction and (iii) the provisions of any document, agreement or instrument that (a) may require indemnification or contribution for liabilities under the provisions of any federal or state securities laws or in respect of the negligence or wrongful conduct of the indemnified party or




                               John C Willems, III


cc: clients

                               DISCLOSURE SCHEDULE


Pursuant to Section 3 of that certain Agreement and Plan of Merger by and among Medica Systems, Inc., the Stockholders of Medica Systems, Inc. and American Net Claims, Inc. and ANC Holdings, Inc., a wholly owned subsidiary of American Net Claims, Inc. (the "Agreement") this Disclosure Schedule qualifies certain representations and warranties contained in Section 3 of the Agreement and shall be construed as part of the Agreement. In the event of any conflict between the Agreement and this Disclosure Schedule, this Disclosure Schedule shall control.

o  3c. Articles of Merger must be filed to effectuate the merger.

o 3e. Target has granted a Security Interest in the following assets to secure the note described in Section 3h(i) below:

   (a)   All accounts;

   (b)   all unbilled work-in-progress;

   (c) all contract rights for services performed or for computer software sold or licensed;

   (d) all extensions, alterations, substitutions, replacements, renewals, and rights belonging or in any way appertaining to all or any part of the foregoing or acquired for use in connection herewith;

   (e) all right, title, and interest of Target to and under all agreements now existing or hereafter entered into for the use, assignment, transfer, sale, or other disposition of the whole or any part of the foregoing;

   (f)   all proceeds of any of the foregoing.

o 3e. Target uses certain office furniture and equipment owned by certain Stockholders.

o 3g. Target does not maintain financial statements prepared in accordance with generally accepted accounting principles. Target has certain obligations described in License Agreements that are not referenced in Section 3g. Target has incurred obligations and payables in the ordinary course of business and obligations for professional fees, including accounting and attorneys fees.

o 3h(i). Target has issued a Note to Vision Software, Inc. in the original principal amount of $35,556 which is secured by the assets described above in 3e.

o  3h(ii) Target has agreed to pay certain legal and accounting fees.

o 3h(iii) Target terminated a license agreement with Reimbursement Assurance Corporation, and Medinet EDI Solutions, LLC. Target has added program work to a License Agreement with United Medicorp and MDIP.

o 3h(iv) Target has granted a Security Interest in certain assets described in 3e above to secure the note described in 3(h)(i).

o 3h(viii). Target has granted licenses to Intellectual Property which are contained in EXHIBIT 3m(ii) of this Disclosure Schedule.

o 3h(xiii), (xiv) and (xvii). Target has entered into a severance agreement with Christine Walker under which she will be entitled to thirty (30) days prior notice and two months salary in the event her employment is terminated within two years of closing. The severance agreement is oral. Such severance agreement is included in EXHIBIT 3o of this Disclosure Schedule.

o 3i. Target has certain obligations under its License Agreements which are not included in the amount stated in Section 3(i).

o 3m(i) Target was sued by Vision Software, Inc. alleging misappropriation of Intellectual Property rights. Such suit was settled and Target was released.

o 3m(i). The Target believes that one company may have infringed, misappropriated, or violated Intellectual Property rights of the Target.

o 3m(ii) The License Agreements granted by the Target are attached as EXHIBIT 3m(ii).

o  3m(ii) The Target uses the trade name "Cyber Claim."

o 3m(iii) Target uses various third-party software under authority granted by shrinkwrap license agreements provided by the owners of such software. These agreements are attached as EXHIBIT 3m(iii).

o 3o. Attached hereto as EXHIBIT 3(o) are all material written contracts to which the Target is a party. The Target has oral agreements to pay for (i) accounting services with Al Prinz; (ii) legal services with Small, Craig & Werkenthin, P.C.; (iii) agreements to pay employees one week vacation after six months and two weeks after one year; and (iv) the Severance Agreement with Christine Walker, described above.

o 3t. The Target has certain obligations under the License Agreements to which it is a party, which include repair, enhancements and updates.

o 3z Certain Stockholders have allowed Target to use certain office furniture and equipment owned by such Stockholders.

                                                   INITIALS:

                                                  /s/ [ILLEGIBLE]
                                                  ----------------



                                                  /s/ [ILLEGIBLE]
                                                  ----------------


                                                  /s/ [ILLEGIBLE]
                                                  ----------------


                                                  /s/ [ILLEGIBLE]
                                                  ----------------


                                                  /s/ [ILLEGIBLE]
                                                  ----------------


                                                  /s/ [ILLEGIBLE]
                                                  ----------------

                  AMENDMENT TO AGREEMENT AND PLAN OF MERGER

      This Amendment (the "Amendment") to the Agreement and Plan of Merger dated as of May 30, 1997, (the "Merger Agreement") is entered into by and among American Net Claims, Inc., a Texas corporation (the "Parent"), ANC Holdings, Inc., a wholly owned subsidiary of American Net Claims, Inc., a Texas Corporation (the "Sub"), Medica Systems, Inc., a Texas corporation (the "Target"), Randall S. Lindner, individually, Michelle C. Lindner, individually, and K. Scott Spurlock, individually (the "Stockholders", or individually, a "Stockholder") the same parties that entered into the Merger Agreement, and is intended to amend and supplement the terms and conditions of such Merger Agreement.

                                    WITNESSETH:

      WHEREAS, the parties to this Amendment are entering into this Amendment concurrently with the execution of the Merger Agreement; and

      WHEREAS FURTHER, the parties hereto intend this Amendment to amend and supplement the Merger Agreement, without which amendments and supplements, neither party would have entered into the Merger Agreement.

      NOW, THEREFORE, for and in consideration of the foregoing and mutual promises and conditions contained herein, in the Merger Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. All capitalized terms used herein shall be deemed to have the same meaning as defined in the Merger Agreement.

2. The parties hereto wish to add to the definitions contained in Article 1. of the Merger Agreement by adding the following definition as Article 1(nn) of the Merger Agreement:

      "mm. "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings,

AMENDMENT TO AGREEMENT AND PLAN OF MERGER                                 PAGE 1
      source codes, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data, source codes and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium)."

3. The parties hereto wish to amend Article 3(i) of the Merger Agreement by deleting Article 3(i) of the Merger Agreement and putting in its place the following Article 3(i):

            "i. Liabilities. The Target does not have any aggregate liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, in excess of $100,000.00, provided that no warranty is made as to the components of such amount."

4. The parties hereto wish to add to Article 7(d) of the Merger Agreement by adding the following subparagraph to Article 7(d) of the Merger Agreement:

            "v. Notwithstanding anything contained in this Agreement to the contrary, each party understands and agrees that there may be instances where each party may have liability for an indemnity claim under this Agreement relating to the same series of facts. The parties fully intend that in such instances, if any, the trier(s) of fact will apportion such liability to each party as the trier(s) of fact deem appropriate given the proportionate culpability of each party."

6. The parties hereto wish to add to Disclosure Schedule of the Merger Agreement by stating that notwithstanding anything in the Merger Agreement or the Disclosure statement to the contrary, the attorneys fees owed to the law firm of Small, Craig & Werkenthin, P.C. shall not exceed the total sum of EIGHTEEN THOUSAND AND NO/100 DOLLARS ($18,000.00), inclusive of the FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00) agreed as being paid in cash at the Closing.

7. Except to the extent specifically amended and modified herein, the Merger Agreement shall remain in full force and effect and shall be unchanged. To the extent that the terms and conditions of this Amendment conflicts with any of the terms and conditions of the Merger Agreement, this Amendment shall prevail.

8. The parties agree that the Closing Date Shall be extended to June 2, 1997.


AMENDMENT TO AGREEMENT AND PLAN OF MERGER                                 PAGE 2

9. This Amendment shall, for all purposes, be incorporated in the Merger Agreement by reference as if set out therein verbatim and shall become a part thereof form the date hereof. To the extent that this Amendment conflicts with or modifies the Merger Agreement, this Amendment shall control.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on May 30, 1997.


                                       PARENT:

                                       American Net Claims, Inc.


                                   By: /s/ Bo W. Lycke
                                       -----------------------------------
                                       Bo W. Lycke, President


                                       SUB:

                                       ANC Holdings, Inc.


                                   By: /s/ Bo W. Lycke
                                       -----------------------------------
                                       Bo W. Lycke, President

                                       TARGET:
                                       Medica Systems, Inc.


                                   By: /s/ Randall S. Lindner
                                       -----------------------------------
                                       Randall S. Lindner, President

                                       THE STOCKHOLDERS:

                                       /s/ Randall S. Lindner
                                       -----------------------------------
                                       Randall S. Lindner, Individually


                                       /s/ Michelle C. Lindner
                                       -----------------------------------
                                       Michelle C. Lindner, Individually


                                       /s/ K. Scott Spurlock
                                       -----------------------------------
                                       K. Scott Spurlock, Individually


AMENDMENT TO AGREEMENT AND PLAN OF MERGER                                 PAGE 3